Exhibit 99.1

Pacific Blue Energy Corp. Reviews Solar Farm Plans for New Land Acquisition

PHOENIX, April 19 /PRNewswire-FirstCall/ - When Pacific Blue Energy Corp. (OTCBB:PBEC.ob - News) acquired 154.3 acres in northern Arizona earlier this month, the company announced that it had targeted the site for a major new solar energy project. Today, the publicly traded developer of renewable energy further outlined those plans.

Located 30 miles east of Flagstaff, Arizona, in Coconino County, the former Ship Ahoy site could support as much as 20 MW or megawatts of solar electricity generation - using either a fixed tilt or a single tracking system. A megawatt is equivalent to one million watts of electricity and can power between 180 and 350 homes per year, depending on usage patterns.

At an elevation of 5300 feet, the site benefits from cooler, high desert temperatures that can increase the photovoltaic efficiencies of solar panels. Soil tests show that the land is well suited to support the foundations for a solar panel racking system - with minimal costs. For every 5 MW, a solar farm requires roughly 25,000 photovoltaic panels on racks.

As the company noted in an earlier release, the site is relatively flat - resulting in unobstructed sunlight -- and it is conveniently located only a half mile from an existing 69 KV transmission line and electrical substation. It may also benefit from a Flagstaff-area 2020 Regional Plan that may help to smooth the entitlement process.

In fact, the site had already gone through the permitting process for the development of a renewable energy project - a project that was unanimously approved by local officials. For this project, the company hopes the County Board of Supervisors will again give a green light to the development of renewable energy in northern Arizona.

"With each passing day, we feel that we are getting closer and closer to making this solar farm a reality - the first of hopefully many renewable energy projects," said Joel Franklin, the Chief Executive Officer of Pacific Blue Energy Corp. "From this strong beginning, we hope to become a leading provider of renewable power in Arizona and the U.S."

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

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